Exhibit 99.1

Liberty Expedia Closes Private Offering of $400 Million of 1.0% Exchangeable Senior Debentures due 2047

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Expedia Holdings, Inc. (the “Company”) (Nasdaq: LEXEA, LEXEB) announced today that it has closed its previously announced private offering of $400 million aggregate original principal amount of its 1.0% exchangeable senior debentures due 2047 (the “debentures”), including debentures with an aggregate original principal amount of $50 million issued pursuant to the exercise of an option granted to the initial purchasers.

Upon an exchange of debentures, the Company, at its option, may deliver shares of Expedia, Inc. (“Expedia”) common stock, cash or a combination of Expedia common stock and cash.  Initially, 5.1566 shares of Expedia common stock are attributable to each $1,000 original principal amount of the debentures, representing an initial exchange price of approximately $193.93 for each share of Expedia common stock. A total of approximately 2.1 million shares of Expedia common stock are attributable to the debentures.  Interest is payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2017.  The debentures may be redeemed by the Company, in whole or in part, on or after July 5, 2022.  Holders of the debentures also have the right to require the Company to purchase their debentures on July 5, 2022.  The redemption and purchase price will generally equal 100% of the adjusted principal amount of the debentures plus accrued and unpaid interest, plus any final period distribution.

The Company expects to use the net proceeds from the offering to pay down outstanding borrowings of $350 million under a margin loan facility entered into by the Company’s wholly owned special purpose subsidiary. The Company expects to use the remaining proceeds for general corporate purposes, including to pay interest on the debentures.

The debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The debentures were offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the debentures nor shall there be any sale of debentures in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the offering of debentures and the use of proceeds therefrom.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions.  These forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this press release.

About Liberty Expedia Holdings, Inc.

Liberty Expedia Holdings’ (Nasdaq: LEXEA, LEXEB) principal assets consist of its interest in Expedia, Inc. and its subsidiary Vitalize, LLC (formerly referred to as Bodybuilding.com). Expedia is an online travel company, empowering business and leisure travelers with the tools and information they need to efficiently research, plan, book and experience travel. Vitalize is a holding company engaged in health, fitness, and media-related business segments. Vitalize currently has three wholly-owned operating subsidiaries: Bodybuilding, WeMotivate, and Verity Nutrition.

Liberty Expedia Holdings, Inc.

Courtnee Chun, 720-875-5420

Source: Liberty Expedia Holdings, Inc.